UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.)

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☑  Preliminary Proxy Statement
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☐  Definitive Proxy Statement
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☐  Soliciting Material Under Rule 14a-12

OXiGENE, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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701 GATEWAY BOULEVARD, SUITE 210
SOUTH SAN FRANCISCO, CALIFORNIA 94080

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [                             ]

TO OUR STOCKHOLDERS:

Please take notice that a special meeting of stockholders of OXiGENE, Inc., a Delaware corporation (the “Company” or “OXiGENE”), will be held on [                             ] at 10:00 a.m., local time, at the Company’s offices located at 701 Gateway Boulevard, Suite 210, South San Francisco, California 94080, for the following purposes:

1. To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock, $0.01 par value per share, at a ratio in the range of 1:2 to 1:20, such ratio to be determined by the Board of Directors;

2. To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1; and

3. To transact such other business as may be properly brought before the Special Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on November 8, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournments thereof. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary at the above address.

All stockholders are cordially invited to attend the Special Meeting. Whether you plan to attend the Special Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Peter J. Langecker, M.D., Ph.D.
Chief Executive Officer

November [  ], 2010

701 GATEWAY BOULEVARD, SUITE 210
SOUTH SAN FRANCISCO, CALIFORNIA 94080
(650) 635-7000

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

[                             ]

We have sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at a Special Meeting of stockholders and any adjournments of the Special Meeting. This Proxy Statement summarizes the information you need to know to vote at the Special Meeting. You do not need to attend the Special Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card. This Proxy Statement and the proxy card were first mailed to stockholders on or about [               ] [  ], 2010.

Who Can Vote.  Record holders of our common stock at the close of business on the record date, November 8, 2010, may vote at the Special Meeting. On November 1, 2010, approximately 81 record holders held 106,893,720 shares of our outstanding common stock. Holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders.

How You Can Vote.  You can only vote your shares if you are either present in person or represented by proxy at the Special Meeting. Whether you plan to attend the Special Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Special Meeting and vote. If you properly fill in your proxy card and send it to us in time, the “proxy” (one of the individuals named on the proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the proxy will vote your shares as recommended by the Board of Directors.

•	If your shares are held in a stock brokerage account. If your shares are held in a stock brokerage account, by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in street name. Stockholders holding OXiGENE shares in street name through their broker may receive instructions from their broker on internet and/or telephonic voting. These instructions should be followed very closely.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing the ballot, which will be available at the meeting.

Recommendation of the Board of Directors.  The Board of Directors recommends that you vote “FOR” an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1:2 to 1:20, such ratio to be determined by the Board of Directors, and “FOR” an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.

If any other matter is properly presented, the proxy holders will vote your shares in accordance with their best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Special Meeting, other than those discussed in this Proxy Statement.

Revocation of Proxies.  If you return your proxy card, you may revoke your proxy at any time before it is exercised. You may revoke your proxy in any one of the following ways:

•	by voting in person at the Special Meeting;

•	by delivering a written notice of revocation before the Special Meeting with a date later than your previously delivered proxy card to our principal offices at 701 Gateway Boulevard, Suite 210, South San Francisco, California 94080 Attention — Secretary;

•	by timely delivering another proxy card dated after the date of the proxy card that you wish to revoke; or

•	by re-voting your shares by internet or telephone after you return your proxy card (only applicable to beneficial owners of shares held in street name).

Your most current proxy card, or telephone or Internet vote if allowed by your broker, is the one that is counted.

How to Vote if You Receive More Than One Proxy Card.  You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How You Can Vote” for each account to ensure that all of your shares are voted.

How Your Shares Will Be Voted if You Do Not Vote.  If your shares are registered in your name, they will not be voted if you do not return your proxy card by mail or vote as described under “How You Can Vote.” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares as described above under “How You Can Vote,” the bank, broker or other holder of record has the authority to vote your unvoted shares on Proposals 1 and 2 even if it does not receive any instructions from you.

We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.”

Confidentiality of Votes.  We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election, American Stock Transfer & Trust Company, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

Voting in Person.  If you plan to attend the Special Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on November 8, 2010, the record date for determining who is entitled to vote.

Required Votes.  The affirmative vote of a majority of our outstanding common stock is required for approval of the amendment to our Restated Certificate of Incorporation, set forth as Proposal 1. The affirmative vote of a majority of the votes cast is required for approval of Proposal 2.

Broker Non-Votes and Abstentions.

•	Broker Non-Votes: If your broker holds your shares in its name and cannot vote your shares on a particular matter because the broker does not have instructions from you or discretionary voting authority on that matter, this is referred to as a “broker non-vote.” Your broker will be entitled to vote your shares on Proposals 1 and 2. Broker non-votes will be counted towards the vote total for Proposal 1, and will have the same effect as “against” votes. Broker non-votes will have no effect and will not be counted towards the vote total for Proposal 2.

•	Abstentions: Abstentions are not counted towards the vote total for Proposal 2 and will have no effect on this vote. Abstentions will be counted towards the vote total for Proposal 1 and will have the same effect as “against” votes.

Quorum.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Special Meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Householding of Annual Disclosure Documents.

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and OXiGENE. It reduces the volume of duplicate information received at your household and helps to reduce OXiGENE’s expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer & Trust Company, by calling their toll free number, 1-800-937-5449.

If you do not wish to participate in “householding” and would like to receive your own set of OXiGENE annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another OXiGENE stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•	If your OXiGENE shares are registered in your own name, please contact our transfer agent, American Stock Transfer & Trust Company, and inform them of your request by calling them at 1-800-937-5449 or writing to them at 6201 15th Avenue, Brooklyn, NY 11219.

•	If a broker or other nominee holds your OXiGENE shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Dissenters’ Right of Appraisal.  There are no dissenters’ rights of appraisal in connection with the matters to be voted on at the Special Meeting.

Throughout this Proxy Statement, the terms “OXiGENE,” “WE,” “US,” “OUR” or “COMPANY” mean OXiGENE, Inc.

Electronic Delivery of Stockholder Communications

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders of OXiGENE, Inc. to Be Held on [                    ].

•	The proxy statement, annual report to security holders for the year ended December 31, 2009 and the proxy card are available at the Investor Relations section of our website, www.oxigene.com.

•	The Special Meeting of stockholders of OXiGENE, Inc. will be held on [ ], at 10:00 a.m., local time, at the Company’s offices at 701 Gateway Boulevard, Suite 210, South San Francisco, California 94080.

The Special Meeting of stockholders will be held for the following purposes:

1.	To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1:2 to 1:20, such ratio to be determined by the Board of Directors; and

2.	To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.

•	You are urged to attend the Special Meeting and vote in person, but if you are unable to attend, the Board of Directors would appreciate your prompt vote either electronically via the internet or telephone or via regular mail. We strongly encourage you to vote electronically, if that option is available to you.

•	OXiGENE’s Board of Directors recommends voting “FOR” all of the proposals listed above.

PROPOSAL 1
APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, $0.01 PAR VALUE PER SHARE,
AT A RATIO IN THE RANGE OF 1:2 TO 1:20

General

At our Special Meeting, holders of our common stock, $0.01 par value per share, are being asked to approve the proposal that Article Fourth of our Restated Certificate of Incorporation be amended to effect a reverse stock split of the issued and outstanding shares of common stock (such split to combine a number of outstanding shares of our common stock between two (2) and twenty (20), such number consisting of only whole shares, into one (1) share of common stock). The full text of the proposed amendment to our Restated Certificate of Incorporation is attached to this proxy statement as Appendix A. If approved by the stockholders, the reverse stock split would become effective at a time, and at a ratio, to be designated by the Board of Directors. The Board of Directors may effect only one reverse stock split as a result of this authorization. The Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock and the continued listing requirements of the NASDAQ Global Market or the NASDAQ Capital Market. Even if the stockholders approve the reverse stock split, OXiGENE reserves the right not to effect the reverse stock split if the Board does not deem it to be in the best interests of OXiGENE and its stockholders to effect the reverse stock split.

The proposed amendment to our Restated Certificate of Incorporation to effect the reverse stock split, as more fully described below, will effect the reverse stock split but will not change the number of authorized shares of common stock or preferred stock, or the par value of common stock or preferred stock.

Purpose

On November 1, 2010, the Board of Directors approved the proposal authorizing the reverse stock split for the following reasons:

•	the Board of Directors believes that effecting the reverse stock split may be an effective means of regaining compliance with the bid price requirement for continued listing of our common stock on the NASDAQ Global Market or the NASDAQ Capital Market; and

•	the Board of Directors believes that a higher stock price may help generate investor interest in the Company and help attract, retain and motivate employees.

The Board of Directors further believes that some potential employees are less likely to work for a company with a low stock price, regardless of size of the company’s market capitalization.

If the reverse stock split successfully increases the per share price of our common stock, as to which no assurance can be given, the Board of Directors believes this increase may facilitate future financings and enhance our ability to attract, retain and motivate employees and other service providers.

NASDAQ Requirements for Continued Listing

Our common stock is quoted on the NASDAQ Global Market under the symbol “OXGN.” One of the requirements for continued listing on the NASDAQ Global Market is maintenance of a minimum closing bid price of $1.00. On November 1, 2010, the closing market price per share of our common stock was $0.24, as reported by the NASDAQ Global Market, and has been below $1.00 for more than 30 consecutive trading days.

On June 17, 2010, we received a letter from NASDAQ indicating that for the last 30 consecutive business days, the bid price of our common shares closed below the minimum $1.00 per share requirement pursuant to NASDAQ Listing Rule 5450(a)(1) for continued inclusion on the NASDAQ Global Market. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), we have an initial grace period of 180 calendar days, or until December 14, 2010, to regain compliance with the minimum bid price requirement. The NASDAQ Capital

Market also has a minimum $1.00 per share bid price requirement for continued listing. We cannot be sure that our share price will comply with the requirements for continued listing of our common shares on the NASDAQ Global Market in the future or that we will comply with the other continued listing requirements. If our common shares lose their status on the NASDAQ Global Market, and we are not successful in obtaining a listing on the NASDAQ Capital Market, our common shares would likely trade in the over-the-counter market.

If our shares were to trade on the over-the-counter market, selling our common shares could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our common shares are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common shares, further limiting the liquidity of our common shares. These factors could result in lower prices and larger spreads in the bid and ask prices for common shares.

Such delisting from the NASDAQ and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

In light of the factors mentioned above, out Board of Directors unanimously approved the reverse stock split as a potential means of increasing the share price of our common stock to above $1.00 per share and of maintaining the share price of our common stock above $1.00 per share in compliance with NASDAQ requirements.

Potential Increased Investor Interest

In approving the proposal authorizing the reverse stock split, the Board of Directors considered that the Company’s common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our common stock.

We cannot predict whether the reverse stock split will increase the market price for our common stock on a sustained basis. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split;

•	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

•	the reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and

•	the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by NASDAQ, or that we will otherwise meet the requirements of NASDAQ for continued inclusion for trading on the NASDAQ Global Market or for the transfer of listing to the NASDAQ Capital Market.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

If the stockholders approve the proposal to authorize the Board of Directors to implement the reverse stock split and the Board of Directors implements the reverse stock split, we will amend the existing provision of our Restated Certificate of Incorporation relating to our authorized capital to add the following paragraph at the end thereof:

“Upon the effectiveness (the “Effective Date”) of the certificate of amendment to the restated certificate of incorporation containing this sentence, each [*] shares of the Common Stock issued and outstanding as of the date and time immediately preceding [date on which the certificate of amendment is filed], the effective date of a reverse stock split, shall be automatically changed and reclassified, as of the effective date of the split and without further action, into one (1) fully paid and non-assessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the effective date of the split who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported in the Wall Street Journal, on the last trading day prior to the effective date of the split (or if such price is not available, the average of the last bid and asked prices of the Common Stock on such day or other price determined by the Corporation’s Board of Directors).”

The reverse stock split will be effected simultaneously for all issued and outstanding shares of common stock and the exchange ratio will be the same for all issued and outstanding shares of common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the certificate of amendment is approved by the Company’s stockholders, and if at such time the Board of Directors still believes that a reverse stock split is in the best interests of the Company and its stockholders, the Board will determine the ratio of the reverse stock split to be implemented. The Company will file the certificate of amendment with the Secretary of State of the State of Delaware at such time as the Board of Directors has determined the appropriate effective time for the reverse stock split. The Board of Directors may delay effecting the reverse stock split without re-soliciting stockholder approval. The reverse stock split will become effective on the effective date of the split. Beginning on the effective date of the split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the split, stockholders will be notified that the reverse stock split has been effected. The Company expects that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other

     * By approving this amendment stockholders will approve the combination of any whole number of shares of common stock between and including two (2) and twenty (20) into one (1) share. The certificate of amendment filed with the Secretary of State of the State of Delaware will include only that number determined by the Board of Directors to be in the best interests of the Company and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.

disposition, or otherwise, will automatically be exchanged for post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported in the Wall Street Journal, on the last trading day prior to the effective date of the split (or if such price is not available, the average of the last bid and asked prices of the common stock on such day or other price determined by the Board of Directors). The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

The reverse stock split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged on the effective date of the split, the components that make up the common stock capital account will change by offsetting amounts. Depending on the size of the reverse stock split the Board of Directors decides to implement, the stated capital component will be reduced to an amount between one-half (1/2) and one-twentieth (1/20) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. Other than the reverse stock split proposal, the Board of Directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

No Dissenters’ Rights

Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenters’ rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties under any federal tax laws; (b) any such discussion has been included by the Company in furtherance of the reverse stock split on the terms described herein; and (c) each such holder should seek advice based on his, her or its particular circumstances from an independent tax advisor.

The following discussion describes the anticipated material United States federal income tax consequences to “U.S. holders” (as defined below) of OXiGENE capital stock relating to the reverse stock split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split. The following discussion is for information purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of OXiGENE capital stock that is for United States federal income tax purposes:

(i) an individual citizen or resident of the United States;

(ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state or the District of Columbia;

(iii) an estate with income subject to United States federal income tax regardless of its source; or

(iv) a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes that a U.S. holder holds OXiGENE capital stock as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular OXiGENE stockholder or to OXiGENE stockholders that are subject to special treatment under United States federal income tax laws including, but not limited to, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, or OXiGENE stockholders holding their shares of OXiGENE capital stock as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. This discussion also does not address the tax consequences to OXiGENE, or to OXiGENE stockholders that own 5% or more of OXiGENE capital stock, are affiliates of OXiGENE or are not U.S. holders. In addition, this discussion does not address other United States federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is an OXiGENE stockholder, the tax treatment of a partner in the partnership or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe that the reverse stock split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the post-reverse stock split shares is equal to the fair market value of the pre-reverse stock split shares surrendered in the reverse stock split:

•	A U.S. holder will not recognize any gain or loss as a result of the reverse stock split (except to the extent of cash received in lieu of a fractional share).

•	A U.S. holder’s aggregate tax basis in his, her or its post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor, reduced by the amount of the adjusted basis of any pre-reverse stock split shares exchanged for such post-reverse stock split shares that is allocated to any fractional share for which cash is received.

•	A U.S. holder’s holding period for the post-reverse stock split shares will include the period during which such stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

Cash Received Instead of a Fractional Share

A U.S. holder who receives cash instead of a fractional share of post-reverse stock split shares will be treated as having received the fractional share of post-reverse stock split shares pursuant to the reverse stock split and then as having exchanged the fractional share of post-reverse stock split shares for cash in a redemption by OXiGENE. In general, this deemed redemption will be treated as a sale or exchange, provided the redemption is not essentially equivalent to a dividend as discussed below. Gain or loss generally will be recognized based on the difference between the amount of cash received and the portion of the U.S. holder’s adjusted tax basis of the pre-reverse stock split shares exchanged in the reverse stock split which is allocable to such fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for such pre-reverse stock split shares is more than one year as of the effective date of the reverse stock split, and otherwise will be short-term capital gain or loss.

The receipt of cash is “not essentially equivalent to a dividend” if the reduction in a U.S. holder’s proportionate interest in OXiGENE resulting from the reverse stock split (taking into account for this purpose shares of common stock which such holder is considered to own under certain attribution rules) is considered a “meaningful reduction” given such U.S. holder’s particular facts and circumstances. The IRS has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test. If the receipt of cash in lieu of a fractional share is not treated as capital gain or loss under the test just described, it will be treated first as ordinary dividend income to the extent of a U.S. holder’s ratable share of OXiGENE’s current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the portion of the U.S. holder’s adjusted tax basis of the pre-reverse stock split shares which is allocable to such fractional share, and any remaining amount will be treated as capital gain.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of OXiGENE capital stock pursuant to the reverse stock split are subject to information reporting, and may be subject to backup withholding at the applicable rate (currently 28%) if the holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional United States federal income tax. Rather, the U.S. federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

Approval of the amendment to our Restated Certificate of Incorporation to effect the reverse stock split requires an affirmative vote of a majority of the common stock outstanding and entitled to vote at the Special Meeting. Abstentions and broker non-votes will be counted towards the vote total for this proposal and will have the same effect as “against” votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS IN ITS DISCRETION TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK (SUCH SPLIT TO COMBINE A NUMBER OF OUTSTANDING SHARES OF OUR COMMON STOCK BETWEEN TWO (2) AND TWENTY (20), SUCH NUMBER CONSISTING OF ONLY WHOLE SHARES, INTO ONE (1) SHARE OF OUR COMMON STOCK), AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 2
THE ADJOURNMENT OF THE SPECIAL MEETING

Our stockholders are being asked to consider and vote upon an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of approval of a proposed amendment to our Restated Certificate of Incorporation to effectuate a reverse stock split as described in Proposal 1.

Approval of the adjournment of the Special Meeting requires an affirmative vote of a majority of the votes cast on the proposal at the Special Meeting. Abstentions and broker non-votes will not be counted towards, and will have no effect on, the vote total for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE PROPOSAL 1, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE ADJOURNMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information with respect to the beneficial ownership of our common stock as of October 29, 2010, for (a) (1) our Chief Executive Officer, (2) our former Chief Executive Officer, (3) our Chief Financial Officer and (4) our next most highly compensated executive officer who earned more than $100,000 during the fiscal year ended December 31, 2009, (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of October 29, 2010 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the tables. Except as indicated in footnotes to these tables, we believe that the stockholders named in these tables have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 106,893,720 shares of common stock outstanding on October 29, 2010.

	Number of Shares
	Beneficially Owned
	and Nature of	Percent of
	Ownership	Class %

David Chaplin(1)	595,600	*
Roy Fickling(2)	177,846	*
Tamar Howson	50,000	*
Mark Kessel(3)	27,207,118	25.5%
John Kollins(4)	—	*
Peter Langecker(5)	181,250	*
Jim Murphy(6)	347,500	*
William Schwieterman(7)	154,208	*
William Shiebler(8)	427,002	*
Alastair J.J. Wood	90,000	*
All current directors and executive officers as a group (9 persons)(9)	29,230,524	27.1%

*	Less than 1%.

(1)	Includes options to purchase 462,500 shares of common stock, which are exercisable within 60 days of October 29, 2010 (December 28, 2010).

(2)	Includes 10,000 shares of unvested restricted common stock granted in 2007, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(3)	Includes 27,207,118 shares of common stock held by Symphony ViDA Holdings LLC. Mark Kessel is a Managing Member of Symphony GP LLC, which is the general partner of Symphony Capital GP, L.P., which is the general partner of Symphony Capital Partners, L.P., which is the manager of Symphony ViDA Holdings LLC.

(4)	Pursuant to Mr. Kollins’ stock option agreement, all of Mr. Kollins’ unvested options were forfeited on the effective date of his termination and his vested options, to the extent not exercised, were forfeited as of January 8, 2010.

(5)	Includes options to purchase 181,250 shares of common stock, which are exercisable within 60 days of October 29, 2010 (December 28, 2010).

(6)	Includes options to purchase 307,500 shares of common stock, which are exercisable within 60 days of October 29, 2010 (December 28, 2010).

(7)	Includes 10,000 shares of unvested restricted common stock granted in 2007, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(8)	Includes options to purchase 135,000 shares of common stock, which are exercisable within 60 days of October 29, 2010 (December 28, 2010).

(9)	Includes 40,000 shares of common stock subject to transfer restrictions, options to purchase 1,086,250 shares of common stock held by the directors and executive officers as a group and which are exercisable within 60 days of October 29, 2010 (December 28, 2010) and 20,000 shares of unvested restricted common stock, all of which were granted in 2007, which vest in equal annual installments over a four-year period, and which are subject to transfer and forfeiture restrictions.

As of October 29, 2010, the following is the only entity (other than our employees as a group) known to us to be the beneficial owner of more than 5% of our outstanding common stock.

	Number of Shares
	Beneficially Owned
	and Nature of	Percent of
Name and Address of Beneficial Owner	Ownership	Class

Symphony ViDA Holdings LLC	27,207,118	25.5%
875 Third Avenue 18th Floor New York, NY 10022

The determination that there were no other persons, entities or groups known to us to beneficially own more than 5% of our outstanding common stock was based on a review of all statements filed with respect to us since the beginning of the past fiscal year with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Exchange Act.

EXPENSES OF SOLICITATION

We will bear the costs of soliciting proxies from our stockholders. We currently estimate such costs to be approximately $10,000. We will make this solicitation by mail, and our directors, officers and employees may also solicit proxies by telephone or in person, for which they will receive no compensation other than their regular compensation as directors, officers or employees. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to beneficial owners of our voting securities. We will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that are incurred by them. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements that are not expected to exceed $20,000 in the aggregate.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Your eligibility as a stockholder to submit proposals and director nominations, the proper subjects of such proposals and other issues governing stockholder proposals and director nominations are regulated by the rules adopted under Section 14 of the Exchange Act. To be considered for inclusion in the proxy statement relating to our annual meeting of stockholders to be held in 2011, stockholder proposals and nominations must be received no later than February 2, 2011. If we do not receive notice of any matter to be considered for presentation at the annual meeting, although not to be included in the Proxy Statement, between March 19, 2011 and April 18, 2011 management proxies may confer discretionary authority to vote on the matters presented at the annual meeting by a stockholder in accordance with Rule 14a-4 under the Exchange Act. All stockholder proposals should be marked for the attention of The Secretary, OXiGENE, INC., 701 GATEWAY BOULEVARD, SUITE 210, SOUTH SAN FRANCISCO, CALIFORNIA 94080.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

South San Francisco, CA
November [  ], 2010

Appendix A

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION OF
OXiGENE, INC.

It is hereby certified that:

FIRST:	The name of the corporation is OXiGENE, Inc. (the “Corporation”).

SECOND:	The Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by striking out Section A of Article Fourth in its entirety and by substituting in lieu of the following:

“A. Designation and Number of Shares.

The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is Three Hundred and Fifteen Million (315,000,000) shares, of which Three Hundred Million (300,000,000) shares are designated Common Stock, of the par value of One Cent ($0.01) per share, and Fifteen Million (15,000,000) shares are designated Preferred Stock, of the par value of One Cent ($0.01) per share. Upon the effectiveness of the certificate of amendment to the restated certificate of incorporation containing this sentence, each [*] (*) shares of the Common Stock issued and outstanding as of the date and time immediately preceding [ ], 20[ ], the effective date of a reverse stock split (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and non-assessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported in the Wall Street Journal, on the Split Effective Date (or if such price is not available, the average of the last bid and asked prices of the Common Stock on such day or such other price as may be determined by the Corporation’s Board of Directors).”

THIRD:	The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

EXECUTED, effective as of this   day of           20[     ].

OXiGENE, Inc.

By:
James B. Murphy
Vice President and Chief Financial Officer

A-1

APPENDIX B
0     ■
OXiGENE, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING
OF STOCKHOLDERS TO BE HELD ON [                    ]
The undersigned hereby appoints Peter J. Langecker and James B. Murphy, and each of them (with full power to act alone), proxies, with full power of substitution, to vote all shares of common stock of OXiGENE, Inc., a Delaware corporation (the “Company”), owned by the undersigned at the Special Meeting of Stockholders of the Company to be held at the Company’s offices located at 701 Gateway Boulevard, Suite 210, South San Francisco, California 94080 on [                    ], at 10:00 a.m., local time, and at any and all adjournments or postponements thereof.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED AND, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED FOR PROPOSALS 1 AND 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH.
PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS SPECIFIED HEREIN.
(Continued and to be signed on reverse side.)

■	14475 ■

B-1

SPECIAL MEETING OF STOCKHOLDERS OF
OXiGENE, INC.
701 Gateway Boulevard, Suite 210
South San Francisco, CA 94080
[                    ]
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and 2009 Annual Report
are available at www.oxigene.com
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

■ 20700000000000000000 1	061307

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE

IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Approval of an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1:2 to 1:20, such ratio to be determined by the Board of Directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. Approval of an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

B-2